Exhibit 4.2

WARRANT NO. [___]

NONE OF THIS SECURITY OR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, NONE OF THEM MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

of

REDWOOD SCIENTIFIC TECHNOLOGIES, INC.

This certifies that, for value received, or its assignees (the “Holder”) is entitled, subject to the terms set forth below, to purchase from Redwood Scientific Technologies, Inc., a Delaware corporation (the “Company”), shares of Common Stock of the Company, $0.01 par value per share (the “Warrant Shares”), as constituted on the date hereof (the “Warrant Issue Date”), upon surrender hereof, at the principal office of the Company referred to below, with the subscription form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the exercise price as set forth in Section 2 below (the “Exercise Price”). The number, character and Exercise Price of the Warrant Shares is subject to adjustment as provided below. The term “Warrant” as used herein shall include this Warrant and any warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is issued pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) among the Company and Holder and the other holders listed therein dated           , 2023 and represents the date on which full consideration for the issuance of this Warrant passed. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

1.             Term of Warrant. The purchase right represented by this Warrant shall terminate on or before 5:00 p.m., Eastern Time, on the date five years from the date of this Warrant (the “Expiration Date”).

2.             Exercise Price. The Exercise Price at which this Warrant may be exercised shall be $0.15 per share of Common Stock, as adjusted from time to time pursuant to Section 10 hereof.

3.             Exercise of Warrant.

3.1           Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company or the Company’s Transfer Agent, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the rights represented hereby shall not be exercised at or before 5:00 p.m., New York time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

3.2         Cashless Exercise. If at any time after the date of this Warrant there is no effective registration statement registering, or no current prospectus available for, the resale of the Shares by the Holder, then in lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 3.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company or the Company’s Transfer Agent, together with the exercise form attached hereto, in which event the issue to Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

For purposes of this Section 3.2, the fair market value of a Share is defined as follows:

(i)         if the Company’s common stock is traded on a securities exchange, the value shall be deemed to be the closing price on such exchange prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)        if the Company’s common stock is actively traded over-the-counter, the value shall be deemed to be the closing price on such exchange prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(iii)       if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

4.           No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

5.           Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

6.           Rights of Shareholders. Except as otherwise provided herein, this Warrant shall not entitle its Holder to any of the rights of a shareholder of the Company.

7.           Transfer of Warrant.

(a)          Restrictions on transfer of Warrant. Subject to compliance with any applicable securities laws and the provisions of Section 4.1 of the Purchase Agreement, Holder may transfer or assign this Warrant in whole or in part

(b)          Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange and subject to the provisions of this Warrant with respect to compliance with the limitations on transfers contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in such names as the Holder may direct, for the number of shares issuable upon exercise hereof.

8.          Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the “Charter”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant, and that such certificates shall be issued in the names of, or in such names as may be directed by, the Holder.

9.           Notices.

(a)          Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its Chief Financial Officer or President, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be delivered to the Holder of this Warrant.

(b)          In case:

(i)          the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(ii)          of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

(iii)          of any voluntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will deliver or cause to be delivered to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be delivered at least 15 days prior to the date therein specified.

10.        Adjustments. Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 10.

(a)          In the event that the Company shall at any time after the date of this Warrant (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the Exercise Price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

(b)          No adjustment in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of Warrant Shares purchasable upon exercise of all Warrants; provided that any adjustments which by reason of this Section 10(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that notwithstanding the foregoing, all such adjustments shall be made no later than three years from the date of the first event that would have required an adjustment but for this paragraph. All calculations under this Section 10 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

(c)          If at any time, as a result of an adjustment made pursuant to this Section 10, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 10, and the provisions of this Warrant with respect to the Warrant Shares shall apply on like terms to such other shares.

(d)          Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to this Section 10, the Warrant Shares shall be adjusted by multiplying the number of Warrant Shares immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment, and the denominator of which shall be the Exercise Price as adjusted.

(e)          In the event of any capital reorganization of the Company, or of any reclassification of the Common Stock (other than a reclassification referred to in paragraph (a) (iv) above), or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities or assets to which holder of the number of Warrant Shares purchasable upon exercisable of such Warrant immediately prior to such capital organization, reclassification of Common Stock, consolidation, merger or sale would have been entitled upon such capital organization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 10 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Company under this Warrant. The provisions of this paragraph (e) shall apply to successive reorganizations, reclassification, consolidations, mergers and sales.

(f)          Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant.

(g)         In case any event shall occur as to which the other provisions of this Section 10 are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 10, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Warrants. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the registered holders of the Warrants and shall make the adjustment described therein.

11.         Miscellaneous.

(a)          Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified by certified mail, return receipt requested and: (i) if to the Company, at the address set forth on the signature page hereto, or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section; and (ii) if to the Warrant holder, at the address indicated as such Holder may designate by notice to the Company in accordance with the provisions of this Section.

(b)          The Company and Holder shall each execute and deliver all such further instruments, documents and papers, and shall perform any and all acts necessary, to give full force and effect to all of the terms and provisions of this Warrant.

(c)          This Warrant shall inure to the benefit of and be binding upon the parties hereto, and their successors in interest.

(d)          This Warrant incorporates the entire understanding of the parties and supersedes all previous agreements relating to the subject matter hereof should they exist. This Warrant and any issue arising out of or relating to the parties’ relationship hereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. In all matters of interpretation, whenever necessary to give effect to any provision of this Warrant, each gender shall include the others, the singular shall include the plural, and the plural shall include the singular. The titles of the paragraphs of this Warrant are for convenience only and shall not in any way affect the interpretation of any provision or condition of this Warrant.

(e)          In the event of any litigation or arbitration between the parties hereto respecting or arising out of this Warrant, the prevailing party shall be entitled to recover reasonable legal fees, whether or not such litigation or arbitration proceeds to final judgment or determination.

(f)          Jurisdiction and Venue. Each party hereto consents specifically to the exclusive jurisdiction of the federal courts of the United States sitting in Delaware, or if such federal court declines to exercise jurisdiction over any action filed pursuant to this Warrant, the courts of the State of Delaware and any court to which an appeal may be taken in connection with any action filed pursuant to this Warrant, for the purposes of all legal proceedings arising out of or relating to this Warrant. In connection with the foregoing consent, each party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the court’s exercise of personal jurisdiction over each party to this Warrant or the laying of venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each party further irrevocably waives its right to a trial by jury and consents that service of process may be effected in any manner permitted under the laws of the State of Delaware.

(g)          If any clause or provision of this Warrant is illegal, invalid or unenforceable under present or future laws effective during the term of this Warrant, then and, in that event, the remainder of this Warrant shall not be affected thereby, and in lieu of each clause or provision of this Warrant that is illegal, invalid or unenforceable, there shall be added a clause or provision as similar in terms and in amount to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable, as long as it does not otherwise frustrate the principal purposes of this Warrant.

IN WITNESS WHEREOF, Redwood Scientific Technologies, Inc. has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated: ____, 2023

REDWOOD SCIENTIFIC TECHNOLOGIES, INC.

By:
Name:
Its:

Address:

EXHIBIT A
NOTICE OF EXERCISE
(To be signed only upon exercise of the Warrant)

NOTICE OF EXERCISE

TO:      ____________________

The undersigned hereby elects to purchase_______ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(1)   Payment shall take the form of (check applicable box):

[  ] in lawful money of the United States; or

[  ] if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3.2, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3.2.

(2)   Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(3)   Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date: